EXHIBIT 10.16.5
FIFTH AMENDMENT TO RATE AGREEMENT

This Fifth Amendment to Rate Agreement ("Amendment"), dated as of the date last written below, is entered into by and between Northeast Utilities Service Company ("NUSCO"), acting on behalf of its parent Northeast Utilities ("NU"), and the Attorney General of the State of New Hampshire, acting on behalf of the State of New Hampshire.

WITNESSETH:

     WHEREAS, the parties hereto are parties to that certain "Agreement" identified at RSA 362-C:2(I) (the "Rate Agreement"), as subsequently amended; and

     WHEREAS, pursuant to Section 17 of the Rate Agreement, NUSCO and the Attorney General may enter into modifications of the Rate Agreement as necessary, and in circumstances when the New Hampshire Public Utilities Commission ("Commission") is not designated to act; and

     WHEREAS, Section 12 of the Rate Agreement provides for the renegotiation of, among other things, power sales arrangements between Public Service Company of New Hampshire ("PSNH") and several small power producers identified at Exhibit D of the Rate Agreement; and

     WHEREAS, on August 4, 1994 (supplemented by an addendum dated August 17,
1994), PSNH and several other parties filed a "Joint Settlement" in New Hampshire Public Utilities Commission Docket No. DR 93-179, resolving all issues with respect to the implementation of two "Settlement Agreements" between PSNH and two of the small power producers identified in Exhibit D of the Rate Agreement; and

     WHEREAS, the parties to this Amendment desire to ensure consistency between the terms of the Joint Settlement and the Rate Agreement;

     NOW THEREFORE, the parties hereto agree as follows:

1. Condition to Effectiveness. This Amendment shall become effective only on the condition that the Joint Settlement and this Amendment are approved by the Commission.

2. Amendment to Rate Agreement Re: Wood Plants. The Rate Agreement is hereby amended to the limited extent necessary to allow for the implementation of the Joint Settlement according to its terms, as such terms may be approved, modified or implemented by order of the Commission; PROVIDED, that this Amendment shall not: (i) apply to, and may not be construed as authorizing or implementing, or as precedent with respect to, any other past or future transactions with any small power producers identified in the Rate Agreement. Without limiting the foregoing, the Rate Agreement is amended as follows:

     A. PSNH will provide a total of $2.5 million during the "fixed rate period under the Rate Agreement as guaranteed savings from the two Settlement Agreements. These guaranteed savings will be applied to the IPP deferral account and FPPAC as per the Joint Settlement.

     B. Of this amount of guaranteed savings, PSNH shall be allocated a total of $550,000 as its share of savings under the Joint Settlement.

     C. PSNH costs associated with the "mitigation funds" created under the Settlement Agreements, and issuance costs and increased business profits tax liabilities associated with closing on Settlement Agreement transactions will be set up in separate accounts to be amortized at a rate of 10% per year and recovered through FPPAC during the remainder of the fixed rate period. After the fixed rate period the remaining unamortized balances of these accounts will be recovered through rates in a manner determined in the Commission.

     D. The "Payment Amounts" under the Settlement Agreements will be added to the IPP deferral account, and made subject to 10-year amortization schedules. During the fixed rate period of 100% of the savings associated with the Settlement Agreements will be applied to the IPP deferral account. After the fixed rate period, 50% of the savings provided by the Settlement Agreements will be applied to the IPP deferral accounts, and 50% flowed to PSNH wholesale and retail customers through FPPAC or any successor clause designated by the Commission.

     This Fifth Amendment is executed by the parties subject to the approval of PSNH creditors and the New Hampshire Public Utilities Commission.

     IN WITNESS WHEREOF, each of the parties has duly executed this Fifth Amendment to Rate Agreement pursuant to Section 17 of the Rate Agreement.

NORTHEAST UTILITIES SERVICE COMPANY

By:   /s/ John J. Roman

Date: 9-9-94

THE STATE OF NEW HAMPSHIRE

By its attorneys,

Jeffrey R. Howard
Attorney General
/s/ Wynn E. Arnold
Assistant Attorney General
Civil Bureau
33 Capitol Street
Concord, N.H. 03301-6397
(603) 271-3658